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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934




                               September 16, 1997
                -----------------------------------------------
                Date of Report (Date of Earliest Event Reported)




                     TRANSCONTINENTAL REALTY INVESTORS, INC.
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             (Exact Name of Registrant as Specified in its Charter)




        Nevada                       0-13291                      94-6565852
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(State of Incorporation)           (Commission                  (IRS Employer
                                   File No.)                 Identification No.)




10670 North Central Expressway, Suite 300, Dallas, TX                     75231
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's Telephone Number, Including Area Code: (214) 692-4700
                                                    --------------



                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On March 5, 1997, Transcontinental Realty Investors, Inc. (the "Company" or "Registrant") purchased the Terrace Hills Apartments, a 310 unit apartment complex in Phoenix, Arizona for $6.2 million, approximately 2.5% of the Company's assets at December 31, 1996. The seller of the property was Amstar/First Capital Joint Venture. The Company paid $1.4 million in cash and obtained new mortgage financing of $4.8 million. The mortgage bears interest at 8.07% per annum, requires monthly payments of principal and interest of $35,086 and matures in April 2007.

On March 28, 1997, the Company purchased the Crescent Place Apartments, a 120 unit apartment complex in Houston, Texas for $2.3 million, approximately 1.0% of the Company's assets at December 31, 1996. The seller of the property was Fort Bend Federal Savings and Loan Association. The Company paid $500,000 in cash and obtained new mortgage financing of $1.8 million. The mortgage bears interest at 8.5% per annum, requires monthly payments of principal and interest of $13,552 and matures in April 2004.

On March 31, 1997, the Company purchased the Savings of America Building, a 68,634 square foot office building in Houston, Texas for $1.6 million in cash, approximately .7% of the Company's assets at December 31, 1996. The seller of the property was Houston 3003 South Loop, Inc.

On May 1, 1997, the Company purchased the Treehouse Apartments, a 160 unit apartment complex in Irving, Texas for $3.4 million in cash, approximately 1.4% of the Company's assets at December 31, 1996. The seller of the property was Lennar Treehouse Limited Partnership.

On May 15, 1997, the Company purchased the Villas at Countryside Apartments, a 102 unit apartment complex in Sterling, Virginia, for $6.3 million, approximately 2.6% of the Company's assets at December 31, 1996. The seller of the property was R and M Villas, L.C. The Company paid $1.1 million in cash and assumed the existing mortgage of $5.2 million. The mortgage bears interest at a variable rate, currently 9.0% per annum, requires monthly payments of principal and interest of $38,768 and matures in December 1997.

On September 16, 1997, the Company purchased Bonita Plaza, a 47,777 square foot office building in Bonita, California, for $5.6 million, approximately 2.3% of the Company's assets at December 31, 1996. The seller of the property was Lennar U.S. Partners Limited Partnership. The Company paid $1.7 million in cash and obtained new mortgage financing of $4.0 million. The mortgage bears interest at a variable rate, currently 10.5% per annum, requires monthly payment of interest of $34,956 and matures in September 1998.

On September 25, 1997, the Company purchased Country Bend Apartments, a 166 unit apartment complex in Fort Worth, Texas, for $3.4 million, approximately 1.4% of the Company's assets at December 31, 1996. The seller of the property was Country Bend Properties, Ltd. The Company paid $743,000 in cash and assumed the existing mortgage debt of $2.6 million.





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS (Continued)


On October 1, 1997, the Company purchased Encon Warehouse, a three building, 256,410 square foot warehouse facility in Fort Worth, Texas for $4.7 million, approximately 1.9% of the Company's assets at December 31, 1996. The seller of the property was Seminary West Limited Partnership. The Company paid $1.2 million in cash and obtained new mortgage financing of $3.5 million. The mortgage bears interest at 8.5% per annum, requires monthly payment of interest only of $24,792 for the first 36 months and thereafter requires monthly payments of principal and interest of $26,912 and matures in October 2007.

Also on October 1, 1997, the Company purchased the Sandstone Apartments, a 238 unit apartment complex in Phoenix, Arizona for $7.9 million, approximately 3.2% of the Company's assets at December 31, 1996. The seller of the property was EAG-Mesa Villas. The Company paid $2.0 million in cash and assumed the existing mortgage debt of $5.9 million. The mortgage bears interest at a variable rate, currently 8.25% per annum, requires monthly payments of principal and interest of $45,087 for the first sixty months and thereafter requires monthly payments of principal and interest of $49,962 and matures in August 2004.

On October 8, 1997, the Company purchased the Sunchase Apartments, a 300 unit apartment complex in Odessa, Texas for $3.6 million, approximately 1.45% of the Company's assets at December 31, 1996. The seller of the property was Dan Martinez. The Company paid $1.5 million in cash and assumed the existing mortgage debt of $2.1 million.

Although each of the above purchases is not a significant acquisition in itself, when aggregated with the other purchases made by the Company in 1997, such purchases constitute a significant acquisition. The Company's purchase of the Bonita Plaza on September 16, 1997, caused the Company to exceed the significant acquisition threshold.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

The sellers have informed the Company that audited financial statements and supporting data relating to their respective property's operations are not available. It is, therefore, impracticable to provide the required audited statement of operations for the properties acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but not later than November 15, 1997.





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        TRANSCONTINENTAL REALTY INVESTORS, INC.





Date: October 14, 1997                  By: /s/ Thomas A. Holland
     ---------------------                 ---------------------------------
                                            Thomas A. Holland
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (Principal Financial and
                                             Accounting Officer)





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